Exhibit 99.1

For Immediate Release
November 8, 2022

Carlyle Secured Lending, Inc. Announces Third Quarter 2022 Financial Results, Declares Total Fourth Quarter 2022 Dividends of $0.44 Per Share and Increases Quarterly Base Dividend Rate Again

New York - Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CSL” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its third quarter ended September 30, 2022. The full detailed presentation of CSL’s third quarter 2022 results can be viewed here.

Linda Pace, CSL’s Chief Executive Officer said, “Our third quarter results were very strong with substantial increases in our sustainable income level and our net asset value driven by the continued solid credit performance of our portfolio. The combination of higher base rates, our stable portfolio and the current deployment environment enabled us to deliver growth in our core earnings. Based on these factors, we increased both our base and supplemental dividend rates for the fourth quarter.”

Net investment income for the third quarter of 2022 was $0.58 per common share, and net asset value per common share increased by 2.1% for the third quarter to $17.16 from $16.81 as of June 30, 2022. The total fair value of our investments was $1.9 billion as of September 30, 2022.

Dividends

On October 31, 2022, the Board of Directors declared a base quarterly common dividend of $0.36 plus a supplemental common dividend of $0.08, which are payable on January 16, 2023 to common stockholders of record on December 30, 2022.
On September 22, 2022, the Company declared and paid a cash dividend on the Preferred Stock for the period from July 1, 2022 to September 30, 2022 in the amount of $0.438 per Preferred Share to the holder of record on September 30, 2022.
Conference Call

The Company will host a conference call at 10:00 a.m. EST on Wednesday, November 9, 2022 to discuss these quarterly financial results. The conference call will be available via public webcast via a link on Carlyle Secured Lending’s website and will also be available on our website soon after the call’s completion.

Carlyle Secured Lending, Inc.
CSL is an externally managed specialty finance company focused on lending to middle-market companies. CSL is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through September 30, 2022, CSL has invested approximately $7.6 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. CSL’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. CSL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: carlylesecuredlending.com
About Carlyle
Carlyle (“Carlyle,” or the “Adviser”) (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $369 billion of assets under management as of September 30, 2022, Carlyle’s purpose is to invest wisely and create value on
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behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,100 people in 29 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Hahn	Kristen Greco
+1-212-813-4900 publicinvestor@carlylesecuredlending.com	+1-212-813-4763 kristen.greco@carlyle.com
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